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                           PACIFICORP STOCK INCENTIVE PLAN
                         NONSTATUTORY STOCK OPTION AGREEMENT
                         -----------------------------------
                            (Grant by Personnel Committee)


GRANT DATE:                  February 10, 1998

BETWEEN:                     PACIFICORP,
                             an Oregon corporation    the "Company"

AND:                         _______________________  the "Optionee"


     To attract and retain the services of and to provide performance incentives to selected employees, officers and directors and selected nonemployee agents, consultants, advisors and independent contractors of the Company and its subsidiaries, the Board of Directors of the Company (the "Board") adopted and the shareholders of the Company approved the Company's Stock Incentive Plan (the "Plan"). Pursuant to the Plan, the Board has granted to the Optionee an option to purchase the number of shares of the Company's Common Stock (the "Stock") indicated below.

     1. GRANT. The Company grants to the Optionee upon the terms and conditions set forth below the right and option (the "Option"), subject to the vesting schedule set forth in paragraph 3, to purchase any part of an aggregate of ________ shares of the Company's authorized but unissued Common Stock at a purchase price of $24.00 per share, this price being the closing price of the Company's Common Stock on the New York Stock Exchange on February 9, 1998, and the fair market value of the Shares on February 10, 1998 (the "Grant Date"). It is the intent of the Board that this Option be a nonstatutory Stock Option and that it not qualify as an Incentive Stock Option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. OPTION TERM. Subject to reduction in the Option term as provided in subparagraphs 4, 6 and 7 below, the Option shall continue in effect until ten years from the date hereof (the "Expiration Date").

     3. RIGHT TO EXERCISE. The Option may be exercised from time to time in the following amounts: (a) none before the first anniversary of the Grant Date;
(b) one-third of the total number of shares covered by the Option shall become exercisable after the first anniversary of the Grant Date; (c) an additional one-third of the total number of shares covered by the Option shall become exercisable after the second anniversary of the Grant Date; and (d) the remaining one-third of the total number of shares covered by the Option shall become exercisable after the third anniversary of the Grant Date. The Option shall not be exercised for any fractional shares. If the Optionee does not exercise the Option in any one year with respect to the full number of shares to which

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the Optionee is entitled in that year, the Optionee's rights shall be cumulative and the Optionee may purchase those shares in any subsequent year during the term of the Option.

     4. LIMITATIONS ON RIGHT TO EXERCISE. Except as provided in subparagraphs 6 and 7 hereof, the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a subsidiary of the Company and shall have been so employed continuously since the date the Option was granted, and then only to the extent specified in
Section 9. Absence on leave or on account of illness under rules established by the Board or by the Personnel Committee of the Board (the "Committee") shall not be deemed an interruption of employment for purposes of the Option.

     5. NONTRANSFERABILITY. The Option shall not be assignable or transferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death. The Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     6. TERMINATION OF EMPLOYMENT. In the event the employment of the Optionee by the Company or a parent or subsidiary of the Company shall terminate for any reason other than because of death, disability within the meaning of
Section 22(e)(3) of the Code, or Retirement (as defined below), the Option may be exercised by the Optionee at any time prior to the Expiration Date or the expiration of 30 days after the date of such termination of employment, whichever is the shorter period, but only to the extent that the Optionee was entitled to exercise the Option on the date of termination; provided, however, that if (i) the employment of the Optionee is terminated by the Company within two years following a Change in Control (as defined below) or (ii) an Employer Disposition (as defined below) occurs and either (a) the Optionee is not employed by the Company or a parent or subsidiary of the Company within 120 days after such Employer Disposition or (b) the Optionee is employed by the Company or a parent or subsidiary of the Company within 120 days after such Employer Disposition but leaves such employment on or before the 120th day, the vesting of the Option shall be accelerated so that the Option is fully exercisable. If the Optionee's employment is terminated because of physical disability within the meaning of Section 22(e)(3) of the Code, the vesting of the Option shall be accelerated so that the Option is fully exercisable and the Option may be exercised by the Optionee at any time prior to the Expiration Date or the expiration of 12 months after the date of such termination, whichever is the shorter period. If the Optionee dies while in the employ of the Company or a subsidiary of the Company, the vesting of the Option shall be accelerated so that the Option is fully exercisable and the option may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of the Optionee's death, whichever is the shorter period, but only by the persons to whom such Optionee's rights under the Option pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death. If the Optionee's employment is terminated because of Retirement, the vesting of the Option shall be accelerated so that the Option is fully exercisable and the Option may be exercised at any time prior to the Expiration Date or the expiration of 36 months after the date of such Retirement, whichever is the shorter period. For

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purposes of this Agreement, "Retirement" shall mean voluntary retirement after age 55 and completion of at least five "years of service" within the meaning of the tax qualified defined benefit plan maintained by the Company; provided, however, that "Retirement" shall not include any retirement or termination of employment under the terms of the Company's 1998 Enhanced Early Retirement and Workforce Reduction Programs. For purposes of this Agreement "Employer Disposition" shall mean a disposition of all the equity ownership of the subsidiary employing the Optionee that results in no part of such equity ownership being held by the Company or any of its subsidiaries. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any one of the following events:

          (a) A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least 20 percent of the outstanding Common Stock of the Company; or

          (b) The Company receives a report on Schedule 13D under the Exchange Act reporting the beneficial ownership by any person of 20 percent or more of the Company's outstanding Common Stock; or

          (c) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     7. PURCHASE OF SHARES. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase, which shall not be more than 30 days after receipt of the notice. On or before the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or, with the consent of the Committee, in whole or in part in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes or other consideration. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state, and local withholding tax requirements. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

     8. STOCK SPLITS; COMBINATIONS; MERGERS, REORGANIZATIONS, ETC. Except as provided in the final sentence of this Section 8, if the outstanding shares of Stock are

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increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, or dividend payable in shares, the Board or the Committee shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, in order that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. The Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board or the Committee. Any such adjustment made by the Board or the Committee shall be conclusive. In the event of the dissolution or liquidation of the Company or a merger or other reorganization in which the Company is not the surviving corporation (each a "Transaction"), in lieu of adjusting the Option as described above, the Board or the Committee may, in its sole discretion, provide a 30-day period immediately prior to consummation of the Transaction during which the Optionee shall have the right to exercise the Option to the extent shares subject to the Option are or would be vested as of the date of consummation of the Transaction. Upon the expiration of such 30-day period all further rights to purchase shares pursuant to the Option shall immediately terminate.

     9. CONDITIONS. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter, including without limitation the public utility regulatory authorities having jurisdiction over issuances of securities by the Company. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the public utility regulatory authorities, the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the listing of such shares on any such exchange. Notwithstanding the foregoing, the Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws or state or federal laws governing the issuance of securities by a public utility.

     10. LEGENDS. Certificates representing the shares subject to this Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

     11. EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate the Optionee's employment at any time for any reason, with or without cause, or to decrease such employee's compensation or benefits.

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     12.  BINDING EFFECT.  This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but except as provided above, the Option granted shall not be assigned or otherwise disposed of by the Optionee.

     13. THE PLAN. In addition to the provisions hereof, this Agreement and the option granted hereby are governed by, and subject to the terms and conditions of the Plan. The Optionee acknowledges receipt of a copy of the Plan. The Optionee represents that the Optionee is familiar with the terms and conditions of the Plan, and hereby accepts the Option subject to all of the terms and conditions thereof, which terms and conditions shall control to the extent inconsistent in any respect with the provisions of this Agreement.

     14. BOARD DETERMINATIONS. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board, the Committee, or other administrator of the Plan, as to any questions arising under the Plan or this Agreement. This Agreement, as supplemented by the Plan, shall bind and inure to the benefit of the Company and its successors and assigns, and the Optionee and the Optionee's estate in the event of death.

     15. INDEPENDENT TAX ADVICE. The Optionee agrees that the Optionee has or will obtain the advice of independent tax counsel regarding the federal and state income tax consequences of the receipt and exercise of the Option granted hereby and of the disposition of the Stock acquired upon exercise hereof. The Optionee acknowledges that the Optionee has not relied and will not rely upon any advice or representations by the Company or by its employees or representatives with respect to the tax treatment of the Option granted hereunder.

     16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Oregon.

                                   PACIFICORP


                                   By_____________________________________
                                   Its_____________________________________


                                   ________________________________________
                                   [signature]


                                   Address:

                                   SSN: